EXHIBIT 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2009 Second Quarter Results

Adjusted Net Loss of $0.72 Per Basic and Diluted Share

Board of Directors Declares 2009 Third Quarter Dividend of $0.18 Per Share

Analysts’ Day Meeting to be Conducted in New York Today

PARSIPPANY, NJ – December 4, 2008 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today reported financial results for the second quarter of fiscal 2009. Jackson Hewitt reported a net loss of $22.2 million, or $0.78 per basic and diluted share, versus a net loss of $23.7 million in the second quarter of fiscal 2008, or $0.78 per basic and diluted share. On an adjusted basis, Jackson Hewitt’s net loss in the 2009 second quarter was $20.4 million, or $0.72 per basic and diluted share, versus an adjusted net loss of $18.0 million, or $0.60 per basic and diluted share, in the year ago quarter. Jackson Hewitt’s reported consolidated total revenues in the 2009 second quarter were $5.1 million, versus $5.6 million in the 2008 second quarter. A schedule entitled Condensed Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

Jackson Hewitt has historically generated roughly 2% of its total annual revenues in each of its first two fiscal quarters due to the seasonal nature of the tax return preparation business. As a result, Jackson Hewitt incurs a net loss during the first and second fiscal quarters. These losses have typically increased annually due to an increased number of company-owned stores primarily resulting from acquisitions, the addition of resources to support the franchise business and an increase in interest expense resulting from past common share repurchases.

“We’ve completed an intensive off-season of preparation for the 2009 tax season, and we have shifted into execution mode,” said Michael C. Yerington, Jackson Hewitt’s president and chief executive officer. “We accomplished, or are on track to accomplish, all of the initiatives we initially detailed back in June, including new product development, new marketing programs, a more efficient cost structure, and other initiatives to selectively broaden our distribution and improve same store sales.”

“On the product front, I’m pleased to report that we successfully launched an early season line of credit product back on November 21st to robust interest and demand in the marketplace,” continued Yerington. “We also launched an integrated advertising and marketing campaign in mid-November featuring our new national spokesperson and business partner, Earvin “Magic” Johnson. We look for the combination of “Magic” Johnson and our new advertising agency, Zimmerman, to deliver an impactful campaign to assist us in attracting new customers and retaining our core customer base as we move ahead in the 2009 tax season. Overall, our preparation for the 2009 tax season has been rigorous, and we expect to effectively execute our plans as the season unfolds. I am confident that our diligent preparation has placed us on a solid track for a successful 2009.”

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

Franchise Operations

Reported revenues in the 2009 second quarter were $4.6 million, versus $5.2 million in the 2008 second quarter. The lower revenues versus last year’s second quarter were primarily attributable to a decline in certain franchisee fees, a decline in commissions in connection with a preferred vendor program and a decrease in financial product fees related to sales of the Gold Guarantee® product from prior tax seasons. In the 2009 second quarter, territory sales were up modestly, as 61 new territories were sold in the quarter versus 48 in the same period a year ago. Year-to-date, 65 new territories have been sold, versus 93 in the comparable period last year. The weaker territory sales year-to-date are in part due to the more difficult economic environment for expansion. Territory sales are reported in the “Other” revenue line item.

Reported total expenses in the franchise segment were $15.7 million in the 2009 second quarter, versus $16.8 million in the 2008 second quarter. The lower expenses in the 2009 second quarter versus the comparable period a year ago reflected reduced headcount and decreased depreciation and amortization, as well as the inclusion of a $0.4 million charge in the 2008 second quarter in connection with the termination of franchise agreements related to the acquisition of a former franchisee’s businesses in Atlanta, GA, Chicago, IL, and Detroit, MI. The 2009 second quarter expense reductions were partially offset by increased marketing expenses in connection with preparations for the upcoming tax season.

Company-Owned Offices Operations

As anticipated, the reported 2009 second quarter expenses in Jackson Hewitt’s company-owned offices operations were higher than the 2008 second quarter due primarily to occupancy costs and related expenses associated with maintaining a significantly increased base of storefront locations resulting primarily from acquisitions. In total, the loss before income taxes in company-owned offices operations in the 2009 second quarter increased to $10.2 million, versus $8.6 million in the year ago quarter.

Corporate and Other

On a reported basis, the corporate and other loss before income taxes was $15.9 million in the 2009 second quarter, versus a reported loss before income taxes of $19.1 million in the 2008 second quarter. The 2009 second quarter reported loss included a $2.8 million expense in connection with a tentative settlement by Jackson Hewitt of the previously disclosed Hood litigation. Jackson Hewitt’s tentative settlement is made in connection with an overall tentative settlement of the California Hood matter by the other defendant and the third-party bank cross-defendants in this matter. Jackson Hewitt is making this settlement in order to avoid the costs and inconvenience of continued litigation. The tentative settlement is subject to execution of a final settlement, as well as preliminary and final approval by the Court. The 2008 second quarter included $2.2 million of expenses in connection with Jackson Hewitt’s internal review, as well as a $5.7 million charge primarily related to the former Chief Executive Officer’s severance.

Board of Directors Declares 2009 Third Quarter Dividend

On December 3, 2008, Jackson Hewitt’s Board of Directors declared a 2009 third quarter dividend of $0.18 per share, payable on January 15, 2009, to shareholders of record on December 29, 2008. This dividend represents Jackson Hewitt’s 18th consecutive quarterly dividend since its initial public offering in June 2004.

Analysts’ Day Meeting Today

Michael Yerington and Dan O’Brien, chief financial officer, along with other members of Jackson Hewitt’s senior management team, will host an Analysts’ Day meeting in New York this morning, Thursday, December 4, 2008, beginning at 8:30 a.m. (EST). The Analysts’ Day meeting will be simulcast live on the Internet at www.jacksonhewitt.com. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with approximately 6,800 franchised and company-owned offices throughout the United States during the 2008 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to timely or effectively respond to customer trends and attract new customers, develop and make new products available through Jackson Hewitt’s offices, improve Jackson Hewitt’s distribution system or reduce Jackson Hewitt’s cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the trend of tax payers filing their tax returns later in the tax season; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by Jackson Hewitt, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with Jackson Hewitt’s franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues Jackson Hewitt derives from Jackson Hewitt’s agreements with these financial institutions as well as affect Jackson Hewitt’s customers’ ability to obtain financial products through Jackson Hewitt’s tax return preparation offices; changes in Jackson Hewitt’s relationships with retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s intellectual property rights or defend against any third party allegations of infringement by Jackson Hewitt; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s compliance with credit facility covenants; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of Jackson Hewitt’s performance as a result of tax season being relatively short and straddling two quarters; Jackson Hewitt’s ability to pay dividends in the future; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and Jackson

Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2008, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Contacts:

Investor Relations:	Media Relations:
David G. Weselcouch	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

# # #

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007
Revenues
Franchise operations revenues:
Royalty	$646	$674	$1,273	$1,332
Marketing and advertising	287	300	564	575
Financial product fees	2,452	2,580	5,074	5,326
Other	1,248	1,651	1,597	3,384
Service revenues from company-owned office operations	436	396	848	904

Total revenues	5,069	5,601	9,356	11,521

Expenses
Cost of franchise operations	7,341	8,676	15,953	18,062
Marketing and advertising	5,440	4,570	9,609	8,710
Cost of company-owned office operations	8,633	6,898	17,940	12,515
Selling, general and administrative	13,452	17,961	23,900	31,280
Depreciation and amortization	3,186	3,310	6,393	6,594

Total expenses	38,052	41,415	73,795	77,161

Loss from operations	(32,983)	(35,814)	(64,439)	(65,640)
Other income/(expense):
Interest and other income	380	508	780	948
Interest expense	(4,219)	(3,631)	(7,225)	(6,491)

Loss before income taxes	(36,822)	(38,937)	(70,884)	(71,183)
Benefit from income taxes	14,616	15,263	28,134	27,904

Net loss	$(22,206)	$(23,674)	$(42,750)	$(43,279)

Loss per share:
Basic and Diluted	$(0.78)	$(0.78)	$(1.50)	$(1.43)

Weighted average shares outstanding:
Basic and Diluted	28,476	30,165	28,472	30,217

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of October 31, 2008	As of April 30, 2008
Assets
Current assets:
Cash and cash equivalents	$355	$4,594
Accounts receivable, net of allowance for doubtful accounts of $1,093 and $694, respectively	6,366	17,850
Notes receivable, net	7,859	6,033
Prepaid expenses and other	9,181	13,241
Deferred income taxes	5,527	200

Total current assets	29,288	41,918

Property and equipment, net	28,612	32,099
Goodwill	416,297	414,887
Other intangible assets, net	86,941	86,458
Notes receivable, net	6,029	6,035
Other non-current assets, net	16,883	18,668

Total assets	$584,050	$600,065

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$21,003	$34,851
Income taxes payable	10,843	48,531
Deferred revenues	6,564	8,264

Total current liabilities	38,410	91,646

Long-term debt	321,000	231,000
Deferred income taxes	25,522	27,298
Other non-current liabilities	10,195	13,604

Total liabilities	395,127	363,548

Stockholders’ equity:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,290,418 and 38,867,231 shares, respectively	393	389
Additional paid-in capital	388,488	383,084
Retained earnings	104,916	158,011
Accumulated other comprehensive loss	(2,199)	(2,306)
Less: Treasury stock, at cost: 10,443,526 shares at each respective period-end	(302,675)	(302,661)

Total stockholders’ equity	188,923	236,517

Total liabilities and stockholders’ equity	$584,050	$600,065

JACKSON HEWITT TAX SERVICE INC.

CONDENSED FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007
Revenues
Royalty	$646	$674	$1,273	$1,332
Marketing and advertising	287	300	564	575
Financial product fees	2,452	2,580	5,074	5,326
Other	1,248	1,651	1,597	3,384

Total revenues	4,633	5,205	8,508	10,617

Expenses
Cost of operations	7,341	8,676	15,953	18,062
Marketing and advertising	5,215	4,276	9,323	8,201
Selling, general and administrative	1,009	1,295	2,076	2,023
Depreciation and amortization	2,165	2,588	4,358	5,176

Total expenses	15,730	16,835	31,710	33,462

Loss from operations	(11,097)	(11,630)	(23,202)	(22,845)
Other income/(expense):
Interest and other income	363	375	739	740

Loss before income taxes	$(10,734)	$(11,255)	$(22,463)	$(22,105)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007
Revenues
Service revenues from operations	$436	$396	$848	$904

Expenses
Cost of operations (a)	8,633	6,898	$17,940	12,515
Marketing and advertising	225	294	$286	509
Selling, general and administrative (b)	769	1,051	$2,663	1,939
Depreciation and amortization	1,021	722	$2,035	1,418

Total expenses	10,648	8,965	22,924	16,381

Loss from operations	(10,212)	(8,569)	(22,076)	(15,477)

Loss before income taxes	$(10,212)	$(8,569)	$(22,076)	$(15,477)

(a)	The six months ended October 31, 2008 includes $1.5 million of lease termination and related expenses in connection with the closure of underperforming locations.
(b)	The six months ended October 31, 2008 includes $0.7 million of severance expense.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007
Expenses (a)
General and administrative	$7,990	$6,499	$15,145	$13,156
Insurance settlement (b)	—	—	(1,500)	—
Internal review	—	2,174	—	5,588
Litigation matter (c)	2,833	—	2,833	—
Severance	183	5,734	597	6,108
Share-based compensation	668	1,208	2,086	2,466

Total expenses	11,674	15,615	19,161	27,318

Loss from operations	(11,674)	(15,615)	(19,161)	(27,318)
Other income/(expense):
Interest and other income	17	133	$41	208
Interest expense	(4,219)	(3,631)	$(7,225)	(6,491)

Loss before income taxes	$(15,876)	$(19,113)	$(26,345)	$(33,601)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.
(b)	Represents an insurance recovery in connection with the settlement of certain litigation related expenses incurred in prior fiscal years.
(c)	Represents the accrual of a tentative settlement made in connection with an overall tentative settlement of the previously disclosed California Hood proceeding by the other defendant and the third-party bank cross-defendants in this matter.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007
Net loss, as reported	$(22,206)	$(23,674)	$(42,750)	$(43,279)
Insurance settlement	—	—	(1,500)	—
Internal review	—	2,174	—	5,588
Lease termination and related expenses	(69)	—	1,535	—
Litigation related matter	2,833	—	2,833	—
Severance	181	5,734	1,551	6,395
Termination of franchise agreements	—	433	—	433
Adjustment to income taxes	(1,169)	(2,682)	(1,754)	(4,279)

Net loss, as adjusted	$(20,430)	$(18,015)	$(40,085)	$(35,142)

Loss per share, as reported
Basic and Diluted	$(0.78)	$(0.78)	$(1.50)	$(1.43)

Loss per share, as adjusted
Basic and Diluted	$(0.72)	$(0.60)	$(1.41)	$(1.16)

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of net loss and loss per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of expenses incurred in connection with the transactions noted above in order to help investors compare, on an equivalent basis, the Company’s financial results for the current periods presented to its financial results for the same periods presented last year.